As filed with the Securities and Exchange Commission on November 10, 1997

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                           MT INVESTORS INC.
----------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


          Delaware                               13-3668641
----------------------------------------------------------------------
(State of incorporation or             (I.R.S. Employer Identification
      organization)                               No.)


         Im Langacher
       P.O. Box MT-100
 CH 8606 Greifensee, Switzerland
----------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class               Name of each exchange on
     to be so registered          which each class is to be registered
     -------------------          ------------------------------------

   Common Stock, $.01 par              New York Stock Exchange
      value per share
----------------------------------------------------------------------

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box. |_|

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

----------------------------------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                 None
----------------------------------------------------------------------
                           (Title of class)

Item 1.   Description of the Registrant's Securities to be Registered.

          This Registration Statement relates to the common stock, par value $.01 per share (the "Common Stock"), of MT Investors Inc. (the "Registrant"). Reference is made to the information set forth under the caption "Description of Capital Stock" in the Preliminary Prospectus constituting a part of the Registration Statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission (the "Commission") on September 15, 1997 (Registration No. 333-35597), as amended by Amendment No. 1 to the Registration Statement on Form S-1 dated October 6, 1997 and Amendment No. 2 to the Registration Statement on Form S-1 dated October 21, 1997, which information is incorporated herein by reference.

Item 2.   Exhibits.*

          The securities described herein are to be registered on the New York Stock Exchange, Inc. (the "NYSE"), on which no other securities of the Registrant are registered. Accordingly, except as otherwise indicated, the following exhibits required in accordance with Part II to the Instructions as to exhibits on Form 8-A have been or will be duly filed with the NYSE.

1. Registration Statement on Form S-1 filed by the Registrant with the Commission on September 15, 1997 (Registration No. 333-35597), as amended by Amendment No. 1 to the Registration Statement on Form S-1 dated October 6, 1997 and Amendment No. 2 to the Registration
Statement on Form S-1 dated October 21, 1997 (the "Form S-1
Registration Statement").

**2. Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

**3. Form of By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

**4.      Specimen Form of Registrant's Common Stock Certificate
          (incorporated by reference to Exhibit 4.3 to the Form S-1 Registration Statement).

[FN]
* The Registrant has not previously filed annual reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or proxy or information statements pursuant to Section 14 of the Exchange Act. The Registrant has not previously submitted an annual report to its stockholders.

**        To be filed by amendment.



                              SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 17, 1997

                               MT INVESTORS


                               By:     /s/William P. Donnelly
                                  -------------------------------
                                  Name:  William P. Donnelly
                                  Title: Vice President, Chief Financial
                                         Officer, Treasurer and
                                         Assistant Secretary


                            EXHIBIT INDEX*


 ITEM
NUMBER                                            DESCRIPTION

1. Registration Statement on Form S-1 filed by the Registrant with the Commission on September 15, 1997 (Registration No. 333-35597), as amended by Amendment No.1 to the Registration Statement on Form S-1 dated October 6, 1997 and Amendment No. 2 to the Registration Statement on Form S-1 dated October 21, 1997 (the "Form S-1 Registration Statement").

**2. Form of Amended and Restated Certificate of Incorporation of MT Investors Inc. (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

**3. Form of By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

**4.      Specimen Form of Registrant's Common Stock Certificate
          (incorporated by reference to Exhibit 4.3 to the Form S-1 Registration Statement).

[FN]
* The Registrant has not previously filed annual reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or proxy or information statements pursuant to Section 14 of the Exchange Act. The Registrant has not previously submitted an annual report to its stockholders.

**        To be filed by amendment.